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                                                                Exhibit 8(a)
[MERRILL LYNCH LIFE INSURANCE COMPANY]




                                    CONSENT




I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Life Variable Life Separate Account II of Merrill Lynch Life Insurance Company (File No. 33-43058).



                         /s/ Barry G. Skolnick
                         -----------------------------------------
                         Barry G. Skolnick, Esq.
                         Senior Vice President and General Counsel




April 23, 1997